                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Sec. 240.14a-11(c) or
                 Sec. 240.14a-12

                          NEUBERGER BERMAN INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

                                  NOT APPLICABLE
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules
           14(a)-6(i)(1) and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total Fee Paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed
                ----------------------------------------------------------

                                                                          [LOGO]

                             NEUBERGER BERMAN INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

To the Stockholders of
NEUBERGER BERMAN INC.

    The annual meeting of stockholders (the "Annual Meeting") of NEUBERGER BERMAN INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 605 Third Avenue, New York, New York 10158, on Thursday, April 27, 2000, at 10:00 A.M., New York time, for the following purposes:

    1.  To elect eleven Directors to the Company's Board of Directors;

    2. To ratify the appointment by the Board of Directors of Arthur Andersen LLC as independent auditors for the Company for the fiscal year ending December 31, 2000; and

    3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 6, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                                       By Order of the Board of Directors,
                                                       [LOGO]
                                                       Ellen Metzger
                                                       ASSISTANT SECRETARY

                                                       March 24, 2000

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                             NEUBERGER BERMAN INC.
                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158
                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of NEUBERGER BERMAN INC., a Delaware corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on Thursday, April 27, 2000, at 10:00 A.M., New York time, at the offices of the Company, 605 Third Avenue, New York, New York 10158, and at any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about March 28, 2000.

    Properly executed proxies received prior to the Annual Meeting, unless revoked, will be voted in accordance with the specified instructions. Regarding the election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no instructions are given with respect to the matters to be acted upon, the persons named in the proxy solicited by the Board of Directors intend to vote FOR the election of the Directors listed below and FOR ratification of the appointment by the Board of Directors of Arthur Andersen LLC as independent auditors for the Company for the fiscal year ending December 31, 2000. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto by the person or persons holding such proxy as in their judgment is in the best interests of the Company and its stockholders. The Board of Directors does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting.

    Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted at the Annual Meeting by written notice to the Secretary of the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

    The Board of Directors has fixed the close of business on March 6, 2000 as the Record Date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting.

    As of the Record Date, there were 49,417,435 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only outstanding class of voting securities of the Company. Each stockholder is entitled to one vote for each share of Common Stock owned at the close of business on the Record Date. The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Nominees for Director receiving a plurality of votes cast at the Annual Meeting, whether in person or by proxy, will be elected. The affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of Arthur Andersen LLC as independent auditors for the Company. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting.

Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors, pursuant to the Company's By-Laws, has set the number of Directors of the Company at eleven. Accordingly, eleven Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If a proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the eleven nominees set forth below. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for Directors, such instructions will be followed by the persons named in the proxy. Each of the nominees set forth below has consented to serve as a Director if elected at the Annual Meeting. All of the nominees are currently members of the Board of Directors.

    Should any one or more of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy card will vote for the election of such substitute nominee or nominees.

NOMINEES FOR ELECTION AS DIRECTORS

    The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of the nominees for election as Directors of the Company are set forth below.

NAME                                     AGE                       POSITION WITH COMPANY
----                                   --------   --------------------------------------------------------
Richard A. Cantor....................     67      Vice Chairman and Director
David W. Glenn.......................     56      Director
Michael M. Kassen....................     47      Executive Vice President, Chief Investment Officer and
                                                  Director
Jeffrey B. Lane......................     57      President, Chief Executive Officer and Director
Jon C. Madonna.......................     56      Director
Robert Matza.........................     43      Executive Vice President, Chief Administrative Officer
                                                  and Director
Jack H. Nusbaum......................     59      Director
Heidi L. Schneider...................     46      Executive Vice President and Director
Marvin C. Schwartz...................     58      Vice Chairman and Director
Peter E. Sundman.....................     40      Executive Vice President and Director
Lawrence Zicklin.....................     63      Chairman and Director

    RICHARD A. CANTOR has been a Vice Chairman and a Director of the Company since October 1999. From 1996 to October 1999, Mr. Cantor served as Executive Principal of Neuberger Berman, LLC. From 1991 to October 1999, he oversaw the firm's mutual fund and institutional business. Mr. Cantor was a partner of Neuberger Berman, LLC's predecessor from 1974 until 1996. Mr. Cantor is also Chairman and a Director of Neuberger Berman Management Inc., positions he has held since 1991 and 1988, respectively.

    DAVID W. GLENN has been a Director of the Company since December 1999. Mr. Glenn has been President and a Director of the Federal Home Loan Mortgage Corporation (Freddie Mac) since 1990 and its Chief Operating Officer since November 1989.

    MICHAEL M. KASSEN has been an Executive Vice President, Chief Investment Officer and a Director of the Company since October 1999. He is also an Executive Vice President and Chief Investment Officer of Neuberger Berman, LLC since October 1999. He joined the predecessor of Neuberger Berman, LLC in June 1990, and was a partner of the firm from 1993 until 1996, when he became a principal. He was a senior portfolio manager until December 1999. Mr. Kassen is also Executive Vice President and Chief Investment Officer of Neuberger Berman Management Inc. since November 1999. He has been a Director of Neuberger Berman Management Inc. since April 1996 and was a Vice President of that firm from June 1990 until November 1999.

    JEFFREY B. LANE has been President, Chief Executive Officer and a Director of the Company since October 1999. He is also President and Chief Executive Officer of Neuberger Berman, LLC. He served as Chief Administrative Officer of Neuberger Berman, LLC from July 1998 until October 1999 and was a principal of that firm from December 1998 until October 1999. Mr. Lane is also a Director of Neuberger Berman Trust Company. He was previously employed by Primerica Corp. (subsequently known as Travelers Group Inc.) from February 1990 until July 1998, where he served in several capacities, including President of Primerica Holdings from February 1990 to February 1991, Vice Chairman of Smith Barney (then a subsidiary of Primerica) from February 1991 through December 1995, and Vice Chairman of Travelers Group from January 1996 to July 1998.

    JON C. MADONNA has been a Director of the Company since December 1999. He is President and Chief Executive Officer of Carlson Wagonlit Travel. From 1997 to 1998, Mr. Madonna was a Vice Chairman of Travelers Group Inc. and Vice Chairman of Travelers Property and Casualty. He was Chairman and Chief Executive Officer of KPMG Peat Marwick, USA from 1990 to 1996 and Chairman of KPMG International. Mr. Madonna is also a Director of Tidewater, Inc. and Digital Think, Inc.

    ROBERT MATZA has been an Executive Vice President, Chief Administrative Officer and a Director of the Company since October 1999. He is also an Executive Vice President and Chief Administrative Officer of Neuberger Berman, LLC and the head of the firm's Professional Securities Services business. He was Operations Principal of Neuberger Berman, LLC from April 1999 to October 1999. He was previously Vice President and Deputy Treasurer of Citigroup, Inc. (formerly known as Travelers Group Inc.) from October 1998 to April 1999 and Vice President and Treasurer of Travelers Group Inc. from July 1996 to October 1998. Mr. Matza was previously employed by Lehman Brothers Inc. and Lehman Brothers Holdings Inc. where he served in several capacities, including Chief Financial Officer and Member of the Corporate Management Committee of Lehman Brothers Holdings Inc. from January 1994 to July 1996, Chief Financial Officer and a Director of Lehman Brothers Inc. from January 1994 to July 1996, and Managing Director of Lehman Brothers Inc. from 1992 to July 1996.

    JACK H. NUSBAUM has been a Director of the Company since December 1999. He is Chairman of the law firm of Willkie Farr & Gallagher, and has been a partner of that firm for over 25 years. Mr. Nusbaum is also a Director of W.R. Berkley Corporation, Pioneer Companies, Inc., Prime Hospitality Corp., Strategic Distribution, Inc., Hirschl & Adler Galleries, Inc. and The Topps Company, Inc.

    HEIDI L. SCHNEIDER has been an Executive Vice President and a Director of the Company since October 1999. She is also an Executive Vice President of Neuberger Berman, LLC and the head of the firm's Private Asset Management business. Mrs. Schneider is also Chairperson and a Director of Neuberger Berman Trust Company. She joined the predecessor of Neuberger Berman, LLC in January 1986, became a principal of the firm in 1993 and has directed the firm's Private Asset Management national sales and client service force since 1986.

    MARVIN C. SCHWARTZ has been a Vice Chairman and a Director of the Company since October 1999. Mr. Schwartz has been a senior portfolio manager at Neuberger Berman, LLC (and its predecessor) since 1967, and joined the firm in 1961. He became a partner of the firm in 1967 and was a principal of Neuberger

Berman, LLC from 1996 until October 1999. Mr. Schwartz was a Director of Neuberger Berman Management Inc. from 1990 to April 1996.

    PETER E. SUNDMAN has been an Executive Vice President and a Director of the Company since October 1999. He is also an Executive Vice President of Neuberger Berman, LLC and the head of the firm's Mutual Funds and Institutional business since October 1999. From 1997 until October 1999, Mr. Sundman was a principal of Neuberger Berman, LLC. Mr. Sundman has also been President and a Director of Neuberger Berman Management Inc. since October 1999. He was the Director of Institutional Services of Neuberger Berman Management Inc. from February 1988 until January 1996, and Senior Vice President of Neuberger Berman
Management Inc. from January 1996 until October 1999.

    LAWRENCE ZICKLIN has been Chairman and a Director of the Company since October 1999. He was a partner of Neuberger Berman, LLC's predecessor from 1969 until 1996. From 1975 to October 1999, Mr. Zicklin served as the Managing Principal and Chief Executive Officer of Neuberger Berman, LLC (he was Managing Partner of its predecessor until 1996). Mr. Zicklin is also a Director of Neuberger Berman Management Inc., a position he has held since 1974.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

    The Company's executive officers serve at the pleasure of the Board of Directors. In addition to Messrs. Lane, Kassen, Matza and Sundman and Mrs. Schneider, Mr. Philip Ambrosio serves as an executive officer of the Company. Set forth below is information regarding Mr. Ambrosio, including his age, positions with the Company and business experience during the past five years.

    PHILIP AMBROSIO, who is 43, has been Chief Financial Officer and a Senior Vice President of the Company since October 1999. He is also Chief Financial Officer and a Senior Vice President of Neuberger Berman, LLC and Neuberger Berman Management Inc. He was Controller of Neuberger Berman, LLC from April 1985 to October 1999 and Controller of Neuberger Berman Management Inc. from January 1999 to October 1999. He joined the firm in October 1983.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 6, 2000 (except as otherwise noted), certain information regarding the beneficial ownership of Common Stock by (i) each Director of the Company, (ii) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (iii) each executive officer named in the Summary Compensation Table and (iv) all current executive officers and Directors of the Company as a group. Such information is based, in part, upon information provided by such persons.

NAME OF BENEFICIAL OWNER                                      NUMBER(1)    PERCENT
------------------------                                      ----------   --------
Neuberger Berman Employee Defined Contribution..............   4,264,344      8.6%
Incentive Plan Trust
c/o Neuberger Berman Trust Company
  605 Third Avenue
  New York, NY 10158
Richard A. Cantor(2)(3).....................................   1,476,589      3.0%
David W. Glenn(2)...........................................       1,858     *
Michael M. Kassen(4)........................................   1,198,447      2.4%
Jeffrey B. Lane.............................................     536,207      1.1%
Jon C. Madonna(2)...........................................       2,858     *

NAME OF BENEFICIAL OWNER                                      NUMBER(1)    PERCENT
------------------------                                      ----------   --------
Robert Matza................................................     326,564     *
Jack H. Nusbaum(2)..........................................      11,858     *
Heidi L. Schneider(5).......................................     610,077      1.2%
Marvin C. Schwartz(6).......................................   4,937,411     10.0%
  605 Third Avenue
  New York, NY 10158
Peter E. Sundman(7).........................................     324,877     *
Lawrence Zicklin(2)(8)......................................   1,592,207      3.2%
All current Directors and Executive Officers as a group
  (12 persons)(9)...........................................  11,059,853     22.4%

------------------------

* Less than 1%.

(1) Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2) Includes 1,858 shares held by each of Messrs. Cantor, Glenn, Madonna, Nusbaum and Zicklin through the Neuberger Berman Employee Defined Contribution Incentive Plan Trust.

(3) Includes 1,187,756 shares held by Cantor Associates, L.P., with respect to which Mr. Cantor has sole voting and investment control as the sole stockholder of its sole general partner.

(4) Includes 337,804 shares held by Kassen Associates, L.P., with respect to which Mr. Kassen has sole voting and investment control as the sole stockholder of its sole general partner.

(5) Includes 65,340 shares held by Steiger Associates, L.P., with respect to which Mrs. Schneider has sole voting and investment control as the sole stockholder of its sole general partner.

(6) Includes 1,917,397 shares held by Schwartz CS Associates, L.P., with respect to which Mr. Schwartz has sole voting and investment control as the sole stockholder of its sole general partner, and 1,917,397 shares held by Schwartz ES Associates, L.P., with respect to which Mr. Schwartz has sole voting and investment control as the sole stockholder of its sole general partner.

(7) Includes 130,788 shares held by Sundman Associates, L.P., with respect to which Mr. Sundman has sole voting and investment control as the sole stockholder of its sole general partner.

(8) Includes 768,525 shares held by Zicklin Associates, L.P., with respect to which Mr. Zicklin has sole voting and investment control as the sole stockholder of its sole general partner.

(9) Messrs. Cantor, Kassen, Lane, Matza, Schwartz, Sundman and Zicklin and Mrs. Schneider, other former principals of Neuberger Berman, LLC and their family affiliates are parties to a Stockholders Agreement, pursuant to which each has agreed to vote his, her or its shares in accordance with a majority of the shares held by all of the stockholders voting in a preliminary vote. Based on the Company's records, the parties to the Stockholders Agreement beneficially own approximately 77.7% of the Company's outstanding Common Stock. See "Certain Relationships and Related Transactions--Stockholders Agreement".

EXECUTIVE COMPENSATION

    The following table sets forth information for the periods indicated concerning compensation of (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated individuals who were serving as executive officers at the end of fiscal 1999 (collectively, the "Named Executive Officers"). Such amounts reflect compensation paid to these individuals as principals of Neuberger Berman, LLC or shareholders/employees of Neuberger Berman Management Inc. and represent distributions of net income, dividends and compensation prior to the Company's initial public offering on October 7, 1999 plus compensation consisting of base salary and annual bonus awards effective after that date. The amounts received as distributions by the Named Executive Officers prior to the initial public offering cannot meaningfully be compared to, nor are they indicative of, the salary and bonus based compensation that is currently in effect.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION(3)          ALL
                                                              -----------------------        OTHER
NAME AND PRINCIPAL POSITION                          YEAR      SALARY        BONUS      COMPENSATION(4)
---------------------------                        --------   ---------   -----------   ---------------
Jeffrey B. Lane(1)...............................    1999     $231,410    $  375,000       $1,473,575
President and Chief Executive Officer                1998           --            --        1,780,778

Michael M. Kassen................................    1999      173,558       328,125        5,396,214
Executive Vice President and                         1998           --            --        9,319,076
  Chief Investment Officer

Robert Matza(2)..................................    1999      115,705       187,500          693,884
Executive Vice President and                         1998           --            --               --
  Chief Administrative Officer

Heidi L. Schneider...............................    1999      173,558       234,375        2,582,990
Executive Vice President                             1998           --            --        4,058,566

Peter E. Sundman.................................    1999      115,705       187,500          982,787
Executive Vice President                             1998           --            --        1,563,857

------------------------

Notes:

(1) Mr. Lane began employment at Neuberger Berman, LLC in July 1998.

(2) Mr. Matza began employment at Neuberger Berman, LLC in April 1999.

(3) Annual Compensation reflects compensation paid effective after the initial public offering.

(4) All Other Compensation consists of compensation paid prior to the initial public offering comprised of (a) distributions to each named executive of net income earned by Neuberger Berman, LLC (other than amounts representing interest paid on invested capital), (b) dividends distributed to each named executive by Neuberger Berman Management Inc. and (c) amounts paid as compensation expense by Neuberger Berman Management Inc. to Messrs. Kassen and Sundman and by Neuberger Berman, LLC to Mr. Lane.

REPORT OF THE BOARD OF DIRECTORS RELATING TO COMPENSATION

    During the last fiscal year, all compensatory matters were governed by the Board. To this date, compensation has been set in accordance with industry standards and practices. During the last fiscal year, the Board has not made any significant decisions relating to compensation. For future fiscal years, the Board has delegated compensatory matters to the Compensation Committee (see description below).

    With respect to compensation of the Chief Executive Officer, the Board has not made any significant decisions regarding compensation level and Chief Executive Officer compensation remains consistent with industry standards and practices. For future fiscal years, review of Chief Executive Officer compensation has been delegated to the Compensation Committee.

ANNUAL PERFORMANCE INCENTIVE PLAN, DEFERRED COMPENSATION PLAN AND LONG-TERM INCENTIVE PLAN

    The Company has adopted an Annual Performance Incentive Plan, a Deferred Compensation Plan and Long-Term Incentive Plan. No grants or awards were made under the Plans during 1999 and no grants or awards have been made to date.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each individual who was a principal of Neuberger Berman, LLC who continues be actively employed following the Company's initial public offering, including, among others, Messrs. Lane, Kassen, Matza and Sundman and Mrs. Schneider. Each employment agreement has an initial term extending through December 31, 2000 (thereafter no set term), requires each such executive officer to devote his or her entire working time to the business and affairs of the firm and generally may be terminated at any time by either that executive officer or the firm on 90 days' prior written notice. Messrs. Lane, Kassen, Matza and Sundman and Mrs. Schneider have also entered into non-competition agreements. See "Certain Relationships and Related Transactions--Non-Competition Agreements."

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors met three times during 1999. Each of the Directors serving on the Board of Directors in 1999 attended at least 75% of all meetings of the Board of Directors held while he or she was a Director. Messrs. Glenn, Madonna and Nusbaum began serving as Directors after the final meeting of the Board of Directors held during 1999. There were no committee meetings held during 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has, as standing committees, an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

    EXECUTIVE COMMITTEE. The Executive Committee consists of Messrs. Kassen, Lane, Matza and Sundman and Mrs. Schneider. The Executive Committee, which meets during intervals between the meetings of the Board of Directors, has and may exercise all the powers and authority of the Board of Directors in the management of the property, business and affairs of the Company, except for certain actions that by law may not be delegated to a committee of the Board.

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Madonna and Glenn. The Audit Committee recommends the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent auditors; reviews the scope of other services provided by the Company's independent auditors; considers the independence of the Company's independent auditors; reviews proposed changes in the Company's financial and accounting standards and principles; reviews the Company's policies and procedures with respect to its internal accounting, auditing and financial controls; and considers such other matters that may come before the Audit Committee from time to time. Each member of the Audit Committee is independent, as independence is defined under the Listing Standards of the New York Stock Exchange, Inc. The Audit Committee did not meet in 1999.

    COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Lane, Kassen, Matza, Glenn and Madonna. The Compensation Committee oversees the compensation and benefits of the firm's management and employees. The Compensation Committee has established a subcommittee composed solely of Messrs. Glenn and Madonna. This subcommittee is responsible for: reviewing and making recommendations as to the compensation of the Company's Chief Executive Officer, its four other most highly compensated executive officers and any other individuals whose compensation the Compensation

Committee anticipates may become subject to Section 162(m) of the Internal Revenue Code; approving any awards of stock or options to those of the Directors who are officers or employees of the Company and to other individuals who are "officers" for purposes of Section 16 of the Exchange Act; and administering certain elements of the Company's annual performance incentive plan. The Compensation Committee did not meet in 1999.

    The Board of Directors may from time to time establish other committees to facilitate the management of the firm.

COMPENSATION OF DIRECTORS

    In January 2000, each Director who is not an officer or employee of the Company or its affiliates received a grant of 1,858 restricted shares of the Company's common stock through the Neuberger Berman Employee Defined Contribution Stock Incentive Plan valued at $50,000 at the time of the grant. The subcommittee of independent Directors of the Board's Compensation Committee may grant further compensation at its discretion. There were no grants made, or other compensation paid to, these Directors during 1999, other than consulting fees paid to Messrs. Cantor and Zicklin. See "Certain Relationships and Related Transactions--Consulting Arrangements." Directors who are officers or employees of the Company or its affiliates do not receive any additional compensation for serving as a Director. The Company reimburses all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the performance of an investment in Common Stock from October 7, 1999, the date of the Company's initial public offering, through December 31, 1999, with an investment in the S&P 500 Index and an investment in the S&P Financial Index over the same period. The graph assumes $100 was invested on October 7, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS   NEUBERGER BERMAN INC.  S&P 500 INDEX  S&P FINANCIAL INDEX
10/7/99                  100.00         100.00               100.00
10/31/99                  90.26         103.44               111.78
11/30/99                  85.98         105.42               109.64
12/31/99                  77.42         111.51               113.09

          NEUBERGER     S&P         S&P
           BERMAN       500      FINANCIAL
            INC.       INDEX       INDEX
          ---------   --------   ---------
 10/7/99   100.00      100.00     100.00
10/31/99    90.00      103.00     112.00
11/30/99    87.00      105.00     101.00
12/31/99    78.00      112.00     113.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following is a summary of certain transactions among the Company and its Directors, executive officers and principal stockholders:

    THE EXCHANGE AND INITIAL PUBLIC OFFERING. The Company is a holding company for Neuberger Berman, LLC and Neuberger Berman Management Inc., through which it primarily conducts its business. Until October 1999, Neuberger Berman, LLC and Neuberger Berman Management Inc. were wholly owned by the individuals who were principals of Neuberger Berman, LLC, and their family affiliates.

    Prior to the completion of the initial public offering of the Company's shares in October 1999, these principals and their family affiliates engaged in a series of transactions with the Company (the "Exchange") in which they received shares of common stock of the Company in exchange for their shares of Neuberger Berman Management Inc. and their limited liability company interests in Neuberger Berman, LLC. Immediately following the Exchange, these principals and their family affiliates were the sole stockholders of the Company.

    Thereafter, the Company and most of these principals and their family affiliates sold shares of common stock of the Company in an initial public offering. Immediately following the offering, those principals who continued to be actively employed by the firm and their family affiliates held approximately 72.3% of the Common Stock of the Company. In addition, in connection with the offering, shares of the Common Stock were awarded under the firm's defined contribution plan to substantially all of the employees other than principals. Immediately following the offering these employees owned approximately 8.5% of the Common Stock. The principals and their family affililates have agreed to indemnify the Company for taxes imposed on or with respect to Neuberger Berman, LLC or Neuberger Berman Management Inc. for periods prior to the completion of the Exchange. The Company has agreed to pay to the principals and their family affiliates any tax refunds received in respect of these prior periods.

    STOCKHOLDERS AGREEMENT. The individuals who were principals of Neuberger Berman, LLC, their family affiliates and the Company have entered into a Stockholders Agreement that governs transfers and voting of the shares of common stock received by the principals and family affiliates in the Exchange ("Founder Shares").

    TRANSFER RESTRICTIONS. The Stockholders Agreement prohibits any transfers of Founder Shares by the individuals who were principals or their family affiliates prior to January 1, 2002 except in limited circumstances noted below. Thereafter, they may transfer their Founder Shares only as follows:

    (a) (1) In each calendar year beginning on January 1, 2002, they may transfer in the aggregate up to 10% of the aggregate number of Founder Shares initially received by them in the Exchange (plus, in 2002, a number of Founder Shares equal to the amount, if any, by which 15% of the aggregate number of Founder Shares initially received by them in the Exchange exceeds the aggregate number of Founder Shares sold by them in the offerings).

       (2) Founder Shares eligible to be transferred in any calendar year but not transferred may be transferred at any time thereafter without restriction.

       (3) Notwithstanding (1) and (2) above, during the three years following the date on which a former principal's employment with Neuberger Berman terminates (the "Employment Termination Date"), that former principal and his or her family affiliates may not transfer any Founder Shares other than their Founder Shares that were eligible to be transferred but were not transferred before the Employment Termination Date.

    (b) Notwithstanding paragraph (a) above, each former principal and his or her family affiliates must at all times continue to hold at least 30% of the aggregate number of Founder Shares initially received by them in the Exchange until the third anniversary of the former principal's Employment Termination Date.

    Notwithstanding paragraphs (a) and (b) above, if a former principal's Employment Termination Date occurs prior to January 1, 2003 for any reason other than death, disability or termination by the firm without cause, that principal and his or her family affiliates may not transfer any Founder Shares prior to January 1, 2007. On and after January 1, 2007, that former principal and his or her Family Affiliates may in any calendar year transfer in the aggregate a maximum of 20% of the aggregate amount of Founder Shares held by them on the principal's Employment Termination Date. The number of Founder Shares eligible for transfer in any one calendar year but not transferred may be added to the number otherwise eligible to be transferred in any future year.

    Notwithstanding the foregoing, if a former principal's employment with the firm terminates due to disability or death, the principal (or his or her estate) and his or her Family Affiliates may transfer their Founder Shares without restriction. In addition, the Company's Board of Directors (or a body designated by the Board of Directors) has the authority to make exceptions to any or all of the transfer restrictions contained in the Stockholders Agreement and may permit or cause other persons to become party to the agreement.

    VOTING. Prior to any vote of the Company's stockholders, the Stockholders Agreement provides for a separate, preliminary vote of the former principals and their family affiliates (and any additional stockholders who have agreed to vote their shares of common stock in accordance with the Stockholders Agreement) on each matter upon which a vote of the stockholders is proposed to be taken. In this preliminary vote, the participating stockholders may vote all of the shares currently owned by them in such manner as each may determine in his, her or its sole discretion. Each must then vote all of their Founder Shares in accordance with the vote of the majority of the shares of common stock present (in person or by proxy) and voting in such preliminary vote. Each former principal and family affiliate has granted the Secretary of the Company (or other officer designated by the Secretary) an irrevocable proxy to vote his, her or its Founder Shares in order to give effect to the voting provisions. The right and obligation of a former principal and his or her family affiliates to vote in accordance with the Stockholders Agreement will terminate on that principal's Employment Termination Date.

    CALL RIGHT. The Stockholders Agreement provides that the Company may repurchase the Founder Shares of a former principal and his or her family affiliates if the principal engages in "Harmful Activity" at any time during his or her employment or during the first three years after leaving. "Harmful Activity" includes: soliciting or accepting business from any financial intermediary (or any employee of a financial intermediary) with which the principal had business contact during the year prior to his or her departure (or, in the case of an action taken during employment, during the prior year); employing or soliciting for employment employees or consultants of the firm; using (other than in seeking new employment) the investment performance record of any mutual fund or client account with which the principal was associated during his or her employment; using or disclosing confidential information of the firm; and publicly disparaging the firm or its former principals. If the Company's Board of Directors (or a body designated by the Board of Directors) determines in good faith that a former principal has engaged in Harmful Activity, the Company may purchase from that principal the excess of the number of Founder Shares received by the former principal and his or her family affiliates in the Exchange over the number of Founder Shares that the principal and his or her family affiliates could have transferred prior to the date on which the principal initially engaged in Harmful Activity. If a former principal does not hold sufficient Founder Shares, the Company may purchase Founder Shares from his or her family affiliates pro rata in accordance with their then current holdings. The purchase price of any Founder Shares the Company purchases in this manner will be $2.00 per share.

    TRANSFER ADMINISTRATION AND DISTRIBUTIONS. The certificates representing the Founder Shares beneficially owned by each former principal and family affiliate are registered in the name of the firm or its nominee and held in the firm's custody at its principal office. During any period in which the Company is in dispute with any former principal regarding his or her obligations under the Stockholders Agreement, the Exchange Agreement or the Non-Competition Agreement, the Company will not release for transfer any Founder Shares of that principal or his or her family affiliates or distribute to them any dividends or distributions received in respect of their Founder Shares.

    AMENDMENTS AND TERM. The Stockholders Agreement may be amended by the Company's Board of Directors (or a body designated by the Board of Directors), provided that any amendment that materially adversely affects the former principals or family affiliates (or any group of former principals or family affiliates) (other than any amendment to cure any ambiguity in the agreement) must be approved by the former principals and family affiliates holding a majority of the Founder Shares then subject to the agreement. The agreement will terminate on the earlier to occur of (i) the first date on which there are no former principals or family affiliates who remain bound by its terms and (ii) the date on which the Company agrees with former principals and family affiliates who are then bound by its terms to terminate the agreement.

    NON-COMPETITION AGREEMENTS. The former principals of Neuberger Berman, LLC, including, among others, Messrs. Lane, Kassen, Matza and Sundman and Mrs. Schneider, have also entered into a Non-Competition Agreement, in which they have agreed: not to compete with us while they are employed by the firm or during the three years following their Employment Termination Date; and to take all actions (before or after their Employment Termination Date) reasonably requested by the Company's Board of Directors (or a body designated by the Board of Directors) to maintain the business, goodwill and business relationship with any of the firm's clients with whom he or she worked during the term of his or her employment. The obligation not to compete does not apply to a principal that is terminated by the firm without cause.

    CONSULTING ARRANGEMENTS. During the last quarter of 1999, Messrs. Cantor and Zicklin each received payments of $23,000 as consulting fees for services following the completion of the Company's initial public offering and their retirement as principals of Neuberger Berman, LLC.

    THE NB ASSOCIATES SUBORDINATED NOTE. In 1998, NB Associates, LLC, which was wholly owned by the principals of Neuberger Berman, LLC, loaned Neuberger Berman, LLC $50 million pursuant to a subordinated promissory note. On September 1, 1999, $35 million of this note was repaid with proceeds received from the issuance of a subordinated note issued by Neuberger Berman, LLC to The Travelers Insurance Company, the original $50 million note was cancelled and a new $15 million subordinated note, due on September 1, 2000, was issued to NB Associates, LLC. The new subordinated note was repaid with proceeds of the initial public offering on October 29, 1999.

    LEGAL SERVICES. The law firm of Willkie Farr & Gallagher provides legal services to the Company and its affiliates. Mr. Nusbaum, a Director of the Company, is Chairman and a partner of Willkie Farr & Gallagher.

                                  PROPOSAL TWO
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has, upon recommendation of the Audit Committee and subject to ratification by the stockholders, appointed Arthur Andersen LLC as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and to perform such other services as may be required of Arthur Andersen LLC. Although stockholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent auditors. If the stockholders disapprove of the selection of Arthur Andersen LLC as independent auditors, the Board of Directors will consider the selection of other independent auditors. One or more representatives of Arthur Andersen LLC will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLC AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers, Directors and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1999 other than a late Form 5 filing by Philip Ambrosio with respect to stock received through the Neuberger Berman Defined Contribution Incentive Plan.

STOCKHOLDER PROPOSALS--2001 ANNUAL MEETING

    Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company's office at 605 Third Avenue, New York, New York 10158 no later than December 28, 2000.

OTHER MATTERS

    The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to take such action as is in the best interests of the Company and its stockholders.

    The entire cost of soliciting proxies from its stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by Directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

    The Company will provide to any stockholder of record and beneficial owners at the close of business on March 6, 2000, without charge upon written request to its Secretary at 605 Third Avenue, New York, New York 10158, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

    The principal executive offices of the Company are located at 605 Third Avenue, New York, New York 10158, and the Company's telephone number is
(212) 476-9000.

                                          By Order of the Board of Directors,

                                          [LOGO]
                                          Ellen Metzger
                                          ASSISTANT SECRETARY
                                          NEUBERGER BERMAN INC.
                                          605 Third Avenue
                                          New York, New York 10158

                                              [LOGO]

                                                       Neuberger Berman Inc.
                                                       605 Third Avenue
                                                       New York, NY 10158-3698
                                                       www.nb.com

A0680

                                   P R O X Y

                             NEUBERGER BERMAN INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                AT 10:00 A.M., NEW YORK TIME, ON APRIL 27, 2000

The undersigned hereby appoints Philip Ambrosio and Kenneth E. Leopold, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR approval of Proposals 1 and 2. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting, but will have the same effect as a vote AGAINST Proposal 2.

Receipt of the Notice of Meeting and the Proxy Statement, dated March 24, 2000 (the "Proxy Statement"), is hereby acknowledged.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUBERGER BERMAN INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

|X| PLEASE MARK
    BOXES IN BLUE
    OR BLACK INK.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR
                  all nominees        WITHHOLD AUTHORITY
                  listed below   for all nominees listed below
1. Election of
   Directors           |_|                   |_|

(INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

--------------------------------------------------------------------------------

NOMINEES:

Richard A. Cantor, David W. Glenn, Michael M. Kassen, Jeffrey B. Lane, Jon C. Madonna, Robert Matza, Jack H. Nusbaum, Heidi L. Schneider, Marvin C. Schwartz, Peter E. Sundman, Lawrence Zicklin

                                                FOR    ABSTAIN  AGAINST
2. Proposal to ratify the appointment
   of Arthur Andersen LLC as the                |_|      |_|      |_|
   independent auditors of the
   Company for the fiscal year ending
   December 31, 2000.

3. In the discretion of the proxies
   with respect to any other matters
   that may properly come before the
   Annual Meeting.








                                      YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE
                                      AND MAIL THIS PROXY CARD PROMPTLY USING
                                      THE ENCLOSED ENVELOPE.


SIGNATURE _______________________________________________ DATE ___________,2000.

NOTE: Please sign exactly as your name appears hereon. If you are signing for the stockholder, please sign the stockholder's name and your own name and state the capacity in which you are signing.

                                   P R O X Y

                             NEUBERGER BERMAN INC.

               EMPLOYEE DEFINED CONTRIBUTION STOCK INCENTIVE PLAN

            INSTRUCTIONS TO NEUBERGER BERMAN TRUST COMPANY, TRUSTEE

        FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEUBERGER BERMAN INC.
                AT 10:00 A.M., NEW YORK TIME, ON APRIL 27, 2000

The undersigned, as a Participant in the Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan (the "Plan"), hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, dated March 24, 2000 with respect to the Annual Meeting of Stockholders of Neuberger Berman Inc.

Under the terms of the Plan, each Participant in the Plan is entitled to instruct Neuberger Berman Trust Company, as Trustee of the Plan (the "Trustee"), how to vote the shares allocated to the Participant. Shares allocated to the Participant for which the Trustee does not receive instructions will not be voted. The Participant's instructions to the Trustee will be confidential.

The undersigned hereby instructs the Trustee as to the manner in which the Trustee's voting rights will be exercised with respect to the voting of such stock as is allocated to the Participant, on the matters set forth on the reverse side of this Instruction Card, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

|X| PLEASE MARK
    BOXES IN BLUE
    OR BLACK INK.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR
                  all nominees        WITHHOLD AUTHORITY
                  listed below   for all nominees listed below
1. Election of
   Directors           |_|                   |_|

(INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

--------------------------------------------------------------------------------

NOMINEES:

Richard A. Cantor, David W. Glenn, Michael M. Kassen, Jeffrey B. Lane, Jon C. Madonna, Robert Matza, Jack H. Nusbaum, Heidi L. Schneider, Marvin C. Schwartz, Peter E. Sundman, Lawrence Zicklin

                                                FOR    ABSTAIN  AGAINST
2. Proposal to ratify the appointment
   of Arthur Andersen LLC as the                |_|      |_|      |_|
   independent auditors of the
   Company for the fiscal year ending
   December 31, 2000.

3. In the discretion of the proxies
   with respect to any other matters
   that may properly come before the
   Annual Meeting.








                                      YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE
                                      AND MAIL THIS PROXY CARD PROMPTLY USING
                                      THE ENCLOSED ENVELOPE.


SIGNATURE _______________________________________________ DATE ___________,2000.

NOTE: Please sign exactly as your name appears hereon. If you are signing for the stockholder, please sign the stockholder's name and your own name and state the capacity in which you are signing.